Exhibit 99.1

Source: PlanetOut Inc.

PlanetOut Announces Third Quarter 2004 Financial Results

Company Posts Record Revenue in its First Publicly-Reported Quarter

SAN FRANCISCO — November 11, 2004 — PlanetOut Inc. (Nasdaq: LGBT) today reported results for the third quarter ended September 30, 2004.

Financial highlights for the quarter include the following:

•	Total revenue was $6.3 million for the third quarter of 2004, a 29 percent increase compared to $4.9 million for the third quarter of 2003.

•	Operating income for the third quarter of 2004 was $213,000, compared to a loss from operations of $1.4 million for the same period of 2003.

•	Adjusted EBITDA for the third quarter of 2004 was $1.4 million, compared to Adjusted EBITDA of $811,000 for the same period of 2003. (See definition of Adjusted EBITDA in footnote 2 of the attached condensed financial statements.)

•	The net loss for the third quarter of 2004 was $29,000, compared with a net loss of $1.5 million for the same quarter of 2003.

•	The net loss attributable to common stockholders – basic and diluted – for the third quarter of 2004 was $0.25 per share compared to a net loss of $1.17 per share for the same quarter of 2003.

“We are pleased to report strong results for our first publicly-reported quarter,” said Lowell Selvin, chairman and chief executive officer, PlanetOut Inc., “We believe that our IPO marks a significant milestone for PlanetOut, allowing us to build on our past success and positioning us for continued expansion. Our strong top-line performance was driven by solid subscriber growth and a robust increase in advertising sales.”

Recent operational highlights:

•	Improvements to the company’s technology infrastructure, including introduction of an improved real-time Java chat application that ties directly into the Gay.com paid subscription service;

•	Introduction of new social networking features on Gay.com and in Gay.com Chat, including real-time “Buddy,” “Hot” and “Who Thinks I’m Hot” lists;

•	Subscriptions to Instinct, a leading gay men’s magazine, and the addition of Men’s Fitness magazine in the fourth quarter, as part of certain bundled membership service packages;

•	Engagement with TACODA for an audience management system designed to expand the behavioral targeting options available for advertisers on the company’s websites;

•	Upgrades to the Gay.com Yellow Pages, which enable the company to further build upon existing classifieds advertising;

•	An agreement to be a sponsor of the 7th Gay Games, to be held in Chicago in 2006; and

•	Announcement of the finalists for the Mr. Gay.com contest, including live events held throughout the summer.

PlanetOut Inc.

“Record revenue, robust margins and cash generation all demonstrated strong performance and execution in the third quarter,” said Jeff Soukup, PlanetOut Inc. Executive Vice President and Chief Financial Officer.

Following the close of the third quarter, PlanetOut received proceeds from its initial public offering, including the exercise of the underwriters’ over-allotment option, of $44.8 million, net of underwriters’ fees.

Third Quarter Financial Results

Revenue - Subscription services revenue for the third quarter of 2004 was $4.3 million, a 30 percent increase from the $3.3 million reported in the same period in 2003. Advertising revenue for the third quarter of 2004 totaled $1.6 million, a 36 percent increase compared to $1.2 million reported in the same period in 2003. Transaction revenue for the third quarter of 2004 totaled $378,000, down 2 percent compared to the $384,000 reported in the same period in 2003. The year-over-year increase in subscription services revenue was primarily driven by the growth in the number of paid subscribers for PlanetOut’s premium membership services, which were approximately 118,400 subscribers at September 30, 2004 compared to approximately 91,900 subscribers at September 30, 2003.

Income from Operations - Income from operations was $213,000 for the third quarter of 2004, compared to a loss from operations of $1.4 million for the third quarter of 2003. These include costs of $537,000 from stock-based compensation for the third quarter of 2004 and $1.6 million for the third quarter of 2003.

Adjusted EBITDA – PlanetOut uses the non-GAAP measure of Adjusted EBITDA as one way to gauge performance. Adjusted EBITDA for the third quarter of 2004 totaled $1.4 million, a 72 percent increase from Adjusted EBITDA of $811,000 in the third quarter of 2003. (See definition of Adjusted EBITDA in footnote 2 of the attached condensed financial statements.)

Net Income (Loss) - The net loss for the third quarter of 2004 was $29,000. The net loss for the same quarter in 2003 was $1.5 million. Basic and diluted net loss per share attributable to common stockholders, computed using the weighted average number of common shares outstanding during the period, was $0.25 for the third quarter of 2004 compared to a net loss of $1.17 per share for the third quarter of 2003. Pro forma net loss per share attributable to common stockholders, calculated using the weighted average number of common shares outstanding during the period, including the conversion of preferred shares, was $0.00 for the third quarter of 2004 compared to a pro forma net loss of $0.14 per share for the third quarter of 2003.

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.

For the fourth quarter of 2004, PlanetOut expects revenue to be between $7.0 million and $7.1 million. This revenue guidance includes the partial impact of a price increase for the Gay.com premium subscription service starting October 1, 2004. The full impact of this price increase will extend over the next four quarters with the addition of new subscribers and the renewal of existing annual, quarterly and monthly subscribers. Given that the company is providing revenue guidance at this stage in the quarter, its guidance range is narrower than it otherwise would be because much of the revenue that PlanetOut expects to recognize for the fourth quarter has already been booked through premium service subscriptions or advertising contracts.

PlanetOut Inc.

In addition, the company expects its fourth quarter Adjusted EBITDA to be between $800,000 and $1.0 million, and its GAAP net loss to be between $900,000 and $1.1 million. These fourth quarter estimates include the impact of certain one-time expenses including facility moves in San Francisco and New York and investments in technology infrastructure. This net income estimate also includes the acceleration of expenses associated with the repayment of the company’s senior subordinated note as well as stock based compensation expenses for the fourth quarter.

The company expects paid subscribers as of the end of the fourth quarter to be between 126,000 and 129,000. Currently, PlanetOut expects to provide quarter-to-quarter guidance on subscribers through the end of 2005.

Because of the timing of the IPO and exercise of certain options and warrants within the quarter, PlanetOut is also providing share count guidance for this quarter only. The company estimates that as of December 31, 2004, it will have between 14.1 million and 14.3 million weighted average common shares outstanding during the quarter. This is based on approximately 16.9 million common shares outstanding as of today.

A detailed reconciliation of the pro forma measurement data with comparable GAAP measurements has been provided as a table following the condensed financial statements accompanying this announcement. Further information regarding the Company’s use of non-GAAP financial data has been included in the Company’s Form 8-K that will be filed with the Securities and Exchange Commission on November 12, 2004. This press release discusses Adjusted EBITDA, a non-GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, it may differ from and not be comparable to similarly titled measures of other companies.

Webcast and Conference Call Information

PlanetOut Inc. will host a conference call to discuss third quarter results at 4:30 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the investor relations section of PlanetOut’s corporate website at www.planetoutinc.com. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available through November 25, 2004 by calling 800-405-2236 and entering passcode 11014547. International parties should call 303-590-3000 and enter pass code 11014547.

About PlanetOut Inc.

PlanetOut Inc. is a leading global online media company serving the lesbian, gay, bisexual and transgender, or LGBT community. Our network of websites, including our flagship websites Gay.com and PlanetOut.com, allows our base of over 3.3 million active members to connect with other members of the LGBT community around the world. We generate most of our revenue from premium membership services that we offer in English, French, German, Italian, Portuguese and Spanish to our members worldwide. We also generate revenue from online advertising on our flagship websites, Gay.com and Planetout.com. In addition, we offer fashion, video and music products through Kleptomaniac.com, and access to premium content targeted to gay and lesbian travelers through OutandAbout.com

PlanetOut Inc.

Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s limited operating history and variability of operating results; the Company’s ability to attract and retain subscribers and advertisers, competition, and our dependence on our technology infrastructure and the Internet. Additional information concerning factors that could affect our future business and financial results is included in the Company’s Form S-1 and other public filings with the Securities and Exchange Commission, available at www.sec.gov.

PlanetOut Inc.

PlanetOut Inc Condensed Balance Sheets
(In thousands)

	Sept 30,	Dec 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,592	$2,282
Accounts receivable, net	1,383	1,283
Prepaid expenses and other current assets	661	319

Total current assets	7,636	3,884
Property and equipment, net	4,519	3,029
Goodwill	3,403	3,403
Intangible assets, net	—	20
Investments in unconsolidated affiliate	107	151
Other assets	2,668	442

Total assets	$18,333	$10,929

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,982	$423
Accrued liabilities	1,397	2,914
Deferred revenue	3,130	2,483
Capital lease obligations, current portion	1,143	868

Total current liabilities	7,652	6,688
Capital lease obligations,less current portion	520	545
Senior subordinated promissory note	4,513	—
Other liabilities	115	—

Total liabilities	12,800	7,233

Redeemable convertible preferred stock	42,721	41,413

Stockholders’ equity (deficit):
Common stock	2	2
Additional paid-in capital	2,815	17
Note receivable from stockholder	(603)	(603)
Unearned stock-based compensation	(2,067)	(259)
Accumulated other comprehensive loss	(115)	(99)
Accumulated deficit	(37,220)	(36,775)

Total stockholders’ equity (deficit)	(37,188)	(37,717)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$18,333	$10,929

PlanetOut Inc.

PlanetOut Inc. Condensed Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months		Nine Months
	Ended		Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2004	2003	2004	2003
Revenue:
Subscription services	$4,328	$3,337	$12,167	$9,164
Advertising services	1,604	1,180	4,414	3,191
Transaction services	378	384	1,278	1,441

Total revenue	6,310	4,901	17,859	13,796
Operating costs and expenses:
Cost of revenue	1,941	2,084	6,098	5,088
Sales and marketing	2,248	2,055	6,234	5,049
General and administrative	1,263	1,567	3,861	3,336
Depreciation and amortization	645	619	1,673	1,557

Total costs and expenses	6,097	6,325	17,866	15,030

Income (loss) from operations	213	(1,424)	(7)	(1,234)
Other income (expense), net	(223)	(54)	(414)	(109)

Income (loss) before income taxes	(10)	(1,478)	(421)	(1,343)
Provision for income taxes	(19)	—	(24)	(32)

Net income (loss)	(29)	(1,478)	(445)	(1,375)
Accretion on redeemable convertible preferred stock	(438)	(437)	(1,313)	(1,293)

Net income (loss) attributable to common stockholders	$(467)	$(1,915)	$(1,758)	$(2,668)

Net income(loss) per share attributable to common stockholders – basic and diluted (1)	$(0.25)	$(1.17)	$(0.99)	$(1.68)

Pro forma net income (loss) per share – basic and diluted (1)	$(0.00)	$(0.14)	$(0.04)	$(0.13)

Weighted average number of shares used in computing per share calculations – basic and diluted	1,841	1,641	1,780	1,591

Weighted average number of shares used in computing pro forma net income (loss) per share – basic and diluted	11,295	10,471	11,126	10,333

Adjusted EBITDA (2)	$1,395	$811	$3,391	$1,753

(1) Basic net income (loss) per share attributable to common stockholders is computed using the weighted average number of common shares outstanding during the period. Diluted net income loss per share is computed using the weighted average

PlanetOut Inc.

number of common and potential common shares outstanding during the period. Potential common shares consist of the incremental number of common shares issuable upon conversion of convertible preferred stock (using the if-converted method)and common shares issuable upon the exercise of the stock options and the warrants (using the treasury stock method). Potential common shares have been excluded from the computation as their effect for all periods presented are anti-dilutive. Basic and diluted pro forma net income (loss) per share attributable to common stockholders is computed using the weighted average number of common shares outstanding, including the conversion of the preferred stock.

(2) Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before income taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. We deduct other income (expense), net, consisting primarily of interest expense, from net income in calculating Adjusted EBITDA because we regard interest income to be a non-operating item.

We believe that Adjusted EBITDA provides a useful alternative measure of our operating performance. We rely on Adjusted EBITDA to assess our operating performance and to compare our current operating results with corresponding periods and with other companies in the Internet and media industries. We believe that it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that it can assist investors in comparing our performance to that of other companies on a consistent basis without regard to depreciation, amortization, stock-based compensation or other items that do not directly affect our operating performance.

The following table reconciles the calculation of Adjusted EBITDA with both net income (loss) and income (loss) from operations for the three and nine months ended September 30, 2003 and 2004 (unaudited, in thousands):

	Three Months		Nine Months
	Ended Sept 30,		Ended Sept 30,
	2004	2003	2004	2003
Net income (loss)	$(29)	$(1,478)	$(445)	$(1,375)
Provision for income taxes	19	—	24	32
Other income (expense), net	223	54	414	109

Income (loss) from operations	$213	$(1,424)	$(7)	$(1,234)
Depreciation and amortization	645	619	1,673	1,557
Stock-based compensation	537	1,616	1,725	1,430

Adjusted EBITDA	$1,395	$811	$3,391	$1,753

Contact:

PlanetOut Inc.
Donna Gibbs, 415-834-6328 (Media Relations)
donna.gibbs@planetoutinc.com

The Blueshirt Group.
Lisa Laukkanen, 415-217-4967 (Investor Relations)
Lisa@blueshirtgroup.com

PlanetOut Inc.